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                                                                   EXHIBIT 10.21



[SAGENT TECHNOLOGY, INC LOGO]

                                                        AGREEMENT FOR CONSULTING
                                                           AND TRAINING SERVICES


This agreement for consulting and training services is between ___________________________ ("Customer") and Sagent Technology, Inc.'s, Sagent Professional Services located at 800 W. El Camino Real, Suite 300, Mountain View, CA 94040, USA ("Consultant").

Customer and Consultant agree as follows:

1.       SERVICES PROVIDED

1.1 SERVICES. Consultant agrees to provide Customer consulting services at the fees described on Exhibit A. The parties may change the services provided any changes are signed by authorized agents for both parties.

1.2 CONTROL OF SERVICES. Consultant shall determine the time, place, method, details, and means of performing the Services. Customer agrees to furnish any facilities, personnel and equipment necessary to facilitate Consultant's providing the Services.

2.       CONSULTANT PERSONNEL

2.1 CONSULTANT STAFF. Consultant will provide adequate staff to render the Services. In the event that any Consultant staff is found to be unacceptable to Customer, Customer shall notify Consultant of such fact and Consultant shall work with Customer to resolve the problem including removal of staff and providing a replacement acceptable to Customer.

2.2 INDEPENDENT CONTRACTOR. Consultant is an independent contractor. Neither Consultant nor Consultant's employees are, or shall be deemed for any purpose to be, employees of Customer. Customer shall not be responsible to Consultant, Consultant's employees or any governing body for any payroll-related taxes related to the performance of the Services.

3.       PROJECT MANAGEMENT

3.1. CUSTOMER PROJECT MANAGER. Customer shall designate a project manager for the Services (the "Customer Project Manager") who shall act as a liaison between Customer and Consultant.

3.2. PROGRESS REPORTS AND MEETINGS. Consultant and Customer Project Manager shall hold meetings and issue reports as the parties deem necessary to complete the services.

4.       RECORDS AND TAXES

4.1. RECORDS. Consultant shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting principles, to substantiate Consultant's charges and expenses hereunder and Consultant shall retain such records for a period of one (1) year from the date of final payment under any Schedule.

4.2. TAXES. Customer agrees to pay the amount of any sales, use, excise or similar taxes applicable to the performance of the Services, if any, or, in lieu thereof, Customer shall provide Consultant with a certificate acceptable to the taxing authorities exempting Customer from payment of these taxes.

5.       INDEMNITY AND INSURANCE

5.1. INDEMNITY. Consultant agrees to defend at its own cost and expense any claim or action against Customer for actual or alleged infringement of any United States patent, copyright or other property right (including, but not limited to, misappropriation of trade secrets) based on any service furnished to Customer by Consultant pursuant to the terms of this Agreement. Consultant agrees, should Customer's use of any service furnished to Customer by Consultant be enjoined by any court, to promptly obtain, at no expense to Customer, the right to continue to use the items so enjoined or, at no expense to Customer, provide Customer promptly with substitute items to the enjoined products. The limit to Consultant's liability for all costs, expenses, judgments, fees and settlements under this provision shall be the amount Customer has



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                        Agreement for Consulting Services
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         paid under this agreement.

5.2. INDEMNITY. Customer agrees to defend at its own cost and expense any claim or action against Consultant based on Customer's products or services (excluding rights licensed from Consultant) including claims for actual or alleged infringement of any United States patent, copyright or other property right (including, but not limited to, misappropriation of trade secrets). The limit to Customer's liability for all costs, expenses, judgments, fees and settlements under this provision shall be the amount Customer has

5.3. INSURANCE. Consultant shall procure and maintain for itself and its employees all insurance coverages as required by Federal or State law, including workers' compensation insurance.

6.       CONFIDENTIALITY AND PROPRIETARY RIGHTS

6.1. CONFIDENTIALITY. The parties acknowledge that Customer and Consultant each own valuable trade secrets, and other confidential information. Such information may include software code, routines, data, know-how, designs, inventions and other tangible and intangible items. All such information owned by the parties is defined as "Confidential Information". This provision does not apply to Confidential Information that is 1) in the public domain through no fault of the receiving party, 2) was independently developed as shown by documentation, 3) is disclosed to others without similar restrictions, or 4) was already known by the receiving party.

6.2. NON-DISCLOSURE. The parties agree that they will not, at any time during or after the term of this Agreement, disclose any Confidential Information to any person, and that upon termination of this Agreement, each party will return any Confidential Information that belongs to the other party.

6.3. PROPRIETARY RIGHTS. All services provided under this agreement and all materials, products, inventions, works, and deliverables developed or prepared by Consultant under this Agreement are the property of Consultant and all title and interest therein shall vest in Consultant. These rights include patent rights, copyright, derivative rights, trade secrets, and trademarks. All intellectual property owned by Customer shall belong to Customer. Consultant grants Customer a non-exclusive, worldwide, perpetual, royalty free license to make, use, or sublicense any of Consultant's intellectual property developed or prepared under this Agreement.

7.       WARRANTIES

7.1. CONSULTANT WARRANTIES. Consultant warrants that each of its employees assigned to perform services under this agreement shall have the proper skill, training and background to perform in a competent and professional manner. Customer acknowledges that the services include unknown and unforeseen problems and Consultant shall attempt to solve such problems. Customer acknowledges that Consultant does not warrant that there will be a satisfactory solution to all problems. CUSTOMER AGREES THAT CONSULTANT WARRANTS ITS SERVICES "AS IS" AND THAT CONSULTANT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. CUSTOMER AGREES CONSULTANT SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR ANY DIRECT OR INDIRECT DAMAGES. Customer acknowledges that the rates charged by Consultant would be substantially higher but for these limitations.

8.       GENERAL

8.1. TERM AND TERMINATION. This Agreement shall commence when last signed by both parties and shall continue for a period of one year. In the event of any material breach of this Agreement by either party, the other party may cancel this Agreement. Either party may terminate this Agreement by giving the other party two weeks prior written notice of its election to terminate. In such case, Customer agrees to pay Consultant for all charges and expenses incurred by the Consultant up to the effective date of termination.

8.2. ASSIGNMENT. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. A sale of substantially all the assets of a party or a merger of a party does not constitute and assignment for purposes of this clause.

8.3. NOTICES. Any notices or communication under this Agreement shall be in writing and shall be by confirmed facsimile, overnight deliver or certified mail return receipt requested to the party receiving such communication at the address specified below:



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                        Agreement for Consulting Services
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         If to Customer:

         Attn.: _____________________________________

                _____________________________________

                _____________________________________

         If to Consultant:
         Attn.:
         Sagent Technology, Inc.
         800 W. El Camino Real, Suite 300
         Mountain View, CA  94040

8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.5. MODIFICATIONS. No changes or waivers to this Agreement shall be binding unless made in writing and duly signed by authorized agents of both parties.

8.6. COMPLETE AGREEMENT. This Agreement and each Exhibit attached hereto set forth the entire understanding of the parties as to the subject matter therein and may not be modified except in a writing executed by authorized agents of both parties.

8.7. NON-SOLICITATION. Unless otherwise mutually agreed to by the parties in writing, the parties agree that they will not hire or solicit the employment of any personnel of the other party during the term of this agreement and for a period of six (6) months after the termination of this agreement.


IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date last written below.

Customer                                    Consultant

Dated:  __________________________          Dated:  ___________________________

Name:   __________________________          Name:   ____________________________

Title:  __________________________          Title:  ____________________________


Customer
Bill To Address
Name:               ________________________________________

Address 1           ________________________________________

Address 2           ________________________________________

City, State, Zip    ________________________________________

Phone:              ________________________________________



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                        Agreement for Consulting Services
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                             SAGENT TECHNOLOGY, INC.

                                    EXHIBIT A


Project Services:  Consultant will provide the service as described below:

                   1.
                   2.
                   3.
                   4.

Compensation:              Consultant will be paid $________ per day. Each day
                           shall be no more than 8 hours. Customer shall pay a minimum of one day's compensation plus travel expenses incurred if a scheduled meeting is cancelled less than five days in advance.

Invoices:                  All invoices are due and payable within 15 days after
                           receipt by Customers.

Expenses:                  Customer shall reimburse Consultant for any
                           reasonable and necessary expenses actually incurred, including travel and living expenses. Reimbursement for expenses incurred will be made pursuant to an invoice or invoices submitted monthly and will reflect the period for which reimbursement is claimed.

Customer to provide:       Workspace, access to telephones, facsimile, and the
                           Internet, and all necessary equipment and software to permit Consultant to perform the services.



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